UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 8, 2007

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2007, Genworth Financial, Inc. (the “Company”) announced that Patrick B. Kelleher has been appointed Senior Vice President – Chief Financial Officer (Principal Financial Officer) of the Company effective March 2, 2007, following the filing of the Company’s Annual Report on Form 10-K for 2006. Before assuming his position as the Company’s Chief Financial Officer (Principal Financial Officer), Mr. Kelleher will join the Company as a Senior Vice President on January 29, 2007.

Mr. Kelleher, age 49, had been the Executive Vice President and Chief Financial Officer of Transamerica Reinsurance in Charlotte, North Carolina, a reinsurance provider and division of Transamerica Occidental Life Insurance Company, which is a member of the AEGON Group, a life insurance and pension company. In this capacity, Mr. Kelleher was responsible for the accounting and controllership functions, corporate actuarial functions, capital and liquidity management, risk management and Sarbanes-Oxley compliance. He had served in this capacity since 1998. Prior thereto, Mr. Kelleher had been with Manulife Financial where he led its life and financial reinsurance business from 1996 to 1998 and where he served as the chief financial officer of the reinsurance division from 1994 to 1996 and as an insurance products leader from 1992 to 1994. From 1980 to 1992, Mr. Kelleher was with the Sun Life Assurance Company of Canada where he held various positions. Mr. Kelleher is a member of the Certified General Accountants Association of Canada, a Fellow of the Society of Actuaries, and a Fellow of the Canadian Institute of Actuaries. He is a graduate of Franklin & Marshall College in Lancaster, Pennsylvania, where he received a Bachelor’s degree in 1979.

Mr. Kelleher will receive an annual base salary of $400,000, a hiring bonus of $300,000 payable on or before March 1, 2007 and $200,000 payable on or before March 1, 2008, and the ability to earn an annual performance-based cash bonus. Mr. Kelleher will also receive a lump sum of $4,500 (after tax) and other reimbursements associated with relocation expenses. In addition, Mr. Kelleher will receive 20,000 stock appreciation rights (SARs) and 10,000 restricted stock units (RSUs) under the Genworth Financial, Inc. 2004 Omnibus Incentive Plan, to be granted on his first date of employment with the Company. Mr. Kelleher, as an executive officer of the Company, will participate in the same benefit and perquisite programs, as amended from time to time, as the Company’s other executive officers.

Victor C. Moses, who has been serving as Acting Chief Financial Officer (Principal Financial Officer) of the Company, will cease to serve in such capacity effective March 2, 2007, when Mr. Kelleher assumes his position as the Company’s Chief Financial Officer (Principal Financial Officer). Mr. Moses will continue to serve as the Company’s Senior Vice President – Actuarial and Risk (he was formerly the Company’s Senior Vice President – Chief Actuary).

In connection with the events described in Item 8.01 below, on January 8, 2007, Pamela S. Schutz, formerly President and Chief Executive Officer – Retirement Income and Investments, was promoted to Executive Vice President – Genworth; Thomas H. Mann, formerly President and Chief Executive Officer – Mortgage Insurance, was promoted to Executive Vice President – Genworth; and George R. Zippel resigned his position as President and Chief Executive Officer – Protection of the Company, effective January 8, 2007. Mr. Zippel will continue with the Company in a non-executive role for a transition period. The Company and Mr. Zippel are currently finalizing separation arrangements, which arrangements are not expected to result in a material expense to the Company.

2

Item 8.01. Other Events.

Effective January 9, 2007, the Company reorganized its businesses into three new operating segments: Retirement and Protection, International and U.S. Mortgage Insurance. The reorganization is intended to more directly align high-growth international, mortgage insurance and retirement and protection business opportunities.

The Retirement and Protection segment will include the Company’s retirement income, managed money, life insurance, long-term care insurance, and institutional businesses. The Retirement and Protection segment will be led by Pamela S. Schutz, Executive Vice President – Genworth.

The International and U.S. Mortgage Insurance segments will report to Thomas H. Mann, Executive Vice President – Genworth. The International segment will have two business unit heads: Robert J. Brannock for European and Canadian operations and Brian L. Hurley for international development and Australian operations. The International segment will include the Company’s non-U.S. mortgage insurance and payment protection insurance businesses. The U.S. Mortgage Insurance segment, led by Kevin D. Schneider, will consist of the Company’s U.S. mortgage insurance business.

The Company’s group life and health insurance business will now report directly to Michael D. Fraizer, the Company’s Chairman, President and Chief Executive Officer.

The Company will continue to have a Corporate and Other segment, which consists primarily of unallocated corporate income and expenses, the results of small, non-core businesses that are managed outside the Company’s operating segments, and most of the Company’s interest and other financing expenses.

No restructuring charge will occur at this time, as the newly aligned businesses are undergoing cost studies to determine greatest opportunities for improved efficiency and functional consolidation. These studies are expected to be completed by the second quarter of 2007. The new segmentation will be reported beginning with the first quarter of 2007, and the Company expects to provide comparable historical data prior to the Company’s earnings release for the first quarter of 2007.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to the Company’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts as well as statements identified by words such as “expects”, “anticipates”, “intends”, plans”, “believes”, “seeks”, “estimates”, or words of similar meaning. These statements are based on the Company’s current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond the Company’s control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

DATE: January 9, 2007	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel and Secretary